* Confidential Portions Omitted and Supplied Separately to the Securities and
                            Exchange Commission.



                                                                   EXHIBIT 10.40


                      COLLABORATION AND LICENSE AGREEMENT

                            DATED DECEMBER 15, 1997

                                      AND

                        EFFECTIVE AS OF AUGUST 20, 1997

                                     AMONG

                         GUILFORD PHARMACEUTICALS INC.

                             GPI NIL HOLDINGS, INC.

                                      AND

                                   AMGEN INC.

 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


                              TABLE OF CONTENTS

SECTION
-------
PAGE
----
ARTICLE ONE - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1     Active Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2     Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.3     Additional Indication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.4     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.5     Alzheimer's Disease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.6     Amgen Confidential Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.7     Category Two Indications   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.13    Co-Develop or Co-Development   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.14    Co-Development Indication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.15    COGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.16    Collaboration Technology   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.17    Combined Net Sales   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.18    Commercialize or Commercialization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.19    Commercially Reasonable Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.20    Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.21    Competition Impaired Licensed Product  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.22    Competitive Compounds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.23    Confidential Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.24    Contract Research Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.25    Controls or Controlled   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.26    Co-Promote or Co-Promotion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.27    Co-Promotion Indication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.28    Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.29    Develop or Development   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.30    Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.31    Extension Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     1.32    FDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.33    Field of Use   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.34    FTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.35    First Commercial Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.36    Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.37    GAAP   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.38    Governmental Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.39    Governmental Authorities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.40    Guilford Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.41    Guilford Researcher  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     1.42    Guilford Technology  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.43    [*] Indications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.44    IND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.45    Initial Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.46    [*] Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.47    [*] License Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.48    Joint Confidential Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.49    Joint Technology   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.50    Lead Selection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.51    Licensed Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.52    Major Market Countries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.53    Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     1.54    Milestones or Milestone Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     1.55    Multiple Sclerosis   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.56    NDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.57    Net Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.58    Neuroimmunophilin Compounds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.59    Neuropathy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.60    [*] Indications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.61    Parkinson's Disease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.62    Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.63    Patented Product   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.64    Patent Right   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     1.65    Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.66    Pivotal Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.67    Regulatory Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.68    Research   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.69    Research Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.70    Research Program   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.71    Research Program Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.72    Research Program Materials   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.73    Royalties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.74    Significant Medical Market   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.75    Stroke   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.76    Third Party (ies)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.77    Third Party Royalties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     1.78    Traumatic Brain Injury   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.79    Traumatic Spinal Cord Injury   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     1.80    Unpatented Product   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE TWO - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   2.1       Guilford and Holdings Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . 9
   2.2       Amgen Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE THREE - EXCLUSIVITY AND LICENSE GRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   3.1       Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   3.2       License Grant to Amgen   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   3.3       License Grant to Guilford  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   3.4       Transfer of Technology   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   3.5       [*] Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE FOUR - RESEARCH AND RESEARCH FUNDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   4.1       Research Program   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   4.2       Research Program Funding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   4.3       Guilford Researchers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   4.4       Reporting and Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   4.5       Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   4.6       Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   4.7       Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE FIVE - STRATEGIES AND GOALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   5.1       Strategies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   5.2       Development Goals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE SIX - DEVELOPMENT AND MANUFACTURING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   6.1       Amgen Development  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   6.2       Guilford Option to Co-Develop  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   6.3       Regulatory Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

   6.4       Product Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   6.5       Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   6.6       Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   6.7       Manufacturing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

 ARTICLE SEVEN - SALES AND MARKETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   7.1       Commercialization of Licensed Products   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   7.2       Guilford Option to Co-Promote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   7.3       Covenant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE EIGHT - FEES AND MILESTONES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   8.1       Signing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   8.2       Milestones   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   8.3       Category One Indication Milestones   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   8.4       Category Two Indication Milestones   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   8.5       Category three Indication Milestones   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
   8.6       Category Four Indication Milestones  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE NINE - ROYALTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   9.1       Royalties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   9.2       Maximum Royalty Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   9.3       Royalty Adjustment for Unpatented Products   . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   9.4       Third Party Royalty Credit   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   9.5       Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
   9.6       Adjustments for COGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   9.7       [*] Royalty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   9.8       Term of Royalty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   9.9       Calculation of Royalties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   9.10      Reports and Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE TEN - CONFIDENTIALITY, PUBLICATION AND PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . . . 24
   10.1      Confidential Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   10.2      SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   10.3      Publications   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
   10.4      Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   10.5      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
   10.6      Authorized Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE ELEVEN - INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   11.1      Indemnification by Amgen   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   11.2      Indemnification by Guilford and Holdings   . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   11.3      Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
   11.4      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE TWELVE - TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   12.1      Term   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   12.2      Termination of Research Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   12.3      Termination of Licensed Product Development and Commercialization  . . . . . . . . . . . . . . . 27
   12.4      Termination of Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   12.5      Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   12.6      Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
   12.7      Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   12.8      Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE THIRTEEN - INTELLECTUAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

   13.1      Patent Prosecution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   13.2      Enforcement of Patent Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   13.3      Infringement Defense   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   13.4      Cooperation Among the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE FOURTEEN - DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   14.1      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   14.2      Disputes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
   14.3      Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   14.4      Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
   14.5      Certain Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   14.6      Arbitration Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   14.7      Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   14.8      Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE FIFTEEN - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   15.1      Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   15.2      Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   15.3      Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   15.4      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
   15.5      Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   15.6      Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   15.7      Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   15.8      Descriptive Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   15.9      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   15.10     Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   15.11     Entire Agreement of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
   15.12     Independent Contractors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
   15.13     No Trademark Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
   15.14     Accrued Rights; Surviving Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35





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                             Exchange Commission.



                      COLLABORATION AND LICENSE AGREEMENT


         COLLABORATION AND LICENSE AGREEMENT (the "Agreement"), entered into on December 15, 1997 (the "Signing Date") and effective as of August 20, 1997 (the "Effective Date"), by and among Guilford Pharmaceuticals Inc., a Delaware corporation with its principal place of business at 6611 Tributary Street, Baltimore, Maryland 21224 ("Guilford"), GPI NIL Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Guilford with its principal place of business at 222 Delaware Avenue, Wilmington, Delaware 19899 ("Holdings"), and Amgen Inc., a Delaware corporation, with its principal place of business at Amgen Center, Thousand Oaks, California 91320-1789 ("Amgen").

         WHEREAS, Amgen is engaged in the research, development and commercialization of human pharmaceutical products;

         WHEREAS, Guilford has developed and obtained or filed for patent protection and Guilford and/or Holdings is the owner and/or exclusive licensee of certain other rights relating to certain small molecule neuroimmunophilin ligands with neurotrophic and other activities which may have human pharmaceutical applications;

         WHEREAS, the parties have executed a Binding Term Sheet dated as of the Effective Date (the "Binding Term Sheet") and pursuant thereto entered into a collaboration respecting the research, development and commercialization of the Guilford proprietary small molecule FK 506 binding protein-based neuroimmunophilin compounds;

         WHEREAS, Section 35 of the Binding Term Sheet provides, among other things, that the parties will use good faith efforts to negotiate and executive definitive agreements relating to the transactions set forth therein;

         WHEREAS, prior to the Signing Date, Guilford and Amgen have entered into a (i) Stock and Warrant Purchase Agreement dated as of October 1, 1997,
(ii) Registration Rights Agreement dated as of October 1, 1997 and (iii) Warrant dated as of October 1, 1997 (together with this Agreement, collectively, the "Definitive Agreements"), pursuant to Section 35 of the Binding Term Sheet; and

         WHEREAS, the parties now desire to enter into this Agreement, pursuant to Section 35 of the Binding Term Sheet.

         NOW, THEREFORE, the parties in consideration of the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the parties agree as follows:


                                  ARTICLE ONE
                                  DEFINITIONS

         When used in this Agreement, each of the following capitalized terms shall have the meanings set forth in this Article One. Any terms defined elsewhere in this Agreement shall be given equal weight and importance as though set forth in this Article One.

1.1      "ACTIVE ENTITY" shall mean [*].





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1.2      "ACQUISITION" shall mean the acquisition, directly or indirectly, by any Third Party of (i) fifty percent (50%) or more of the shares of common stock entitled to vote for the election of directors of Guilford and/or Holdings and/or (ii) the sale or other transfer of all or substantially all of the assets of Guilford and/or Holdings or the assets to which this Agreement relates.

1.3      "ADDITIONAL INDICATION" will be as defined in Section 8.2(b) below.

1.4 "AFFILIATE" shall mean a Person that, directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with the Person specified.

1.5      "ALZHEIMER'S DISEASE" shall mean [*]

1.6 "AMGEN CONFIDENTIAL INFORMATION" shall mean Confidential Information and Materials owned by Amgen or otherwise designated as Amgen Confidential Information hereunder but shall not include Joint Confidential Information or Research Program Materials.

1.7 "AMGEN GUILFORD-DERIVED TECHNOLOGY" shall mean all proprietary data, information, know-how and intellectual property developed, discovered or invented by Amgen personnel during the term of the Research Program directly resulting from the use of Guilford Technology, provided, however, in no event will Amgen Guilford-Derived Technology include any intellectual property owned or Controlled by Amgen prior to or on the Effective Date and, provided further, however, that Amgen Guilford-Derived Technology shall not include any improvements or modifications of such intellectual property owned or Controlled by Amgen on or prior to the Effective Date which do not primarily result from the collaboration among the Parties hereunder.

1.8      [*].

1.9 "CATEGORY FOUR INDICATIONS" shall mean all indications other than the Category One Indication, the Category Two Indications or the Category Three Indications.

1.10 "CATEGORY ONE INDICATION" shall mean the first indication to be developed of Parkinson's Disease or Alzheimer's Disease.

1.11     "CATEGORY THREE INDICATIONS" shall mean [*].

1.12 "CATEGORY TWO INDICATIONS" shall mean indications of (a) the second to be developed of Parkinson's Disease or Alzheimer's Disease, (b) Traumatic Brain Injury, (c) Traumatic Spinal Cord Injury, (d) Multiple Sclerosis, (e) Neuropathy and (f) Stroke.

1.13 "CO-DEVELOP" OR "CO-DEVELOPMENT" shall mean, with respect to Guilford's option to co-develop the Co-Development Indication as set forth in Article Six, Guilford's conduct of Phase I and Phase II (but not Phase III) clinical trials in the capacity of a contract clinical research organization, subject to Amgen's approval of sites, investigators, protocols, investigators' brochures, monitoring and data analysis plans, budgets and all other matters not limited to implementation of any of the foregoing.

1.14 "CO-DEVELOPMENT INDICATION" shall mean a single indication for a single Licensed Product for which Amgen has decided to file an IND (or in the event a new IND





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                             Exchange Commission.


is not required, an IND amendment) and which Amgen has selected and Guilford has accepted in accordance with Section 6.2 below.

1.15     "COGS" shall mean and include [*].

1.16 "COLLABORATION TECHNOLOGY" shall mean all technology encompassed by the Guilford Technology, Amgen Guilford-Derived Technology and Joint Technology.

1.17 "COMBINED NET SALES" shall mean with respect to a Licensed Product, Net Sales of the Licensed Product in countries in which it is a Patented Product plus Net Sales of the Licensed Product in countries in which it is an Unpatented Product.

1.18 "COMMERCIALIZE" OR "COMMERCIALIZATION" shall mean those activities relating to the promotion, marketing and sale of Licensed Products.

1.19     "COMMERCIALLY REASONABLE EFFORTS" shall mean efforts and resources
[*].

1.20 "COMPETITION" shall exist with respect to a Licensed Product in a Major Market County if one or more Competitive Compounds shall be commercially available in such Major Market Country and shall have in the aggregate a [*] or more share of the total market (based on data provided by IMS International, or if such data are not available, based on such other data mutually agreed to by Amgen and Guilford) in that Major Market Country as measured by sales dollars [*]. In the event that IMS International data (or such other mutually agreed data) sufficient to determine the percentage market share in a particular Major Market Country of the European Union is unavailable, the average percent market share of the Major Market Countries of the European Union for which sufficient data is available will be deemed to be the percent market share in that particular Major Market Country of the European Union, unless Amgen and Guilford mutually agree to use another proxy.

1.21 "COMPETITION IMPAIRED LICENSED PRODUCT" shall mean a Licensed Product which is sold in a country in which Competition exists with respect to such Licensed Product.

1.22 "COMPETITIVE COMPOUNDS" shall mean and include compounds (other than Licensed Products Developed and Commercialized by Amgen pursuant to this Agreement) which [*].

1.23 "CONFIDENTIAL INFORMATION" shall mean with respect to each Party, non-public proprietary data, information and/or materials which belong in whole or in part to such Party.

1.24 "CONTRACT RESEARCH AGREEMENT" shall mean the contract research agreement substantially in form attached hereto as Exhibit D to be executed by Amgen and Guilford in connection with Guilford's exercise of its option to Co-Develop.

1.25 "CONTROLS" OR "CONTROLLED" shall mean with respect to intellectual property possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

1.26 "CO-PROMOTE" OR "CO-PROMOTION" shall mean, with respect to Guilford's option to co-promote the Co-Promotion Indication as set forth in Article Seven, that Amgen and Guilford shall each maintain a field sales force to promote and detail Licensed Products while Amgen shall control all marketing and shall make and record all sales of Licensed





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Products.

1.27     "CO-PROMOTION INDICATION" will be as defined in Section 7.2 below.

1.28 "DEFAULT" shall mean with respect to a Party that (i) any representation or warranty of such Party shall have been untrue in any material respect when made or (ii) such Party shall have failed to perform any material obligation set forth in this Agreement.

1.29 "DEVELOP" OR "DEVELOPMENT" shall mean those activities related to the clinical development of Licensed Products including those activities related to the obtainment of Governmental Approvals for the clinical testing and commercial sale of Licensed Products. Development activities will specifically include (i) all activities relating to toxicology, in vitro assays, animal models of clinical efficacy and other studies required to support a Regulatory Filing to initiate clinical testing of a Licensed Product and (ii) all activities relating to clinical studies and determination of safety and efficacy of a Licensed Product in humans to support a Regulatory Filing to initiate Commercialization of a Licensed Product.

1.30     "EFFECTIVE DATE" shall mean August 20, 1997.

1.31     "EXTENSION OPTION" will be as defined in Section 4.1(d) below.

1.32 "FDA" shall mean the Federal Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereof.

1.33 "FIELD OF USE" shall mean all human therapeutic, prophylactic and diagnostic uses of Licensed Products.

1.34 "FTE" shall mean full time equivalent scientific person year (consisting of a minimum of a total of one thousand eight hundred eighty (1880) hours per year of scientific work on or directly related to the Research Program). Work on or directly related to the Research Program can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff, carrying out management duties related to the Research Program, and to the extent specifically approved by Amgen, writing up results for publications or presentation and attending or presenting appropriate seminars and symposia.

1.35 "FIRST COMMERCIAL SALE" shall mean with respect to any Licensed Product approved for commercial sale, the first transfer by Amgen, its Affiliates and/or its sublicensees of the Licensed Product to a non-Affiliate Third Party in exchange for cash or some equivalent to which value can be assigned.

1.36 "FORCE MAJEURE" shall mean any occurrence beyond the reasonable control of a Party that prevents or substantially interferes with the performance by the Party of any of its obligations hereunder, if such occurs by reason of any act of God, flood, fire, explosion, breakdown of plant, earthquake, strike, lockout, labor dispute, casualty or accident; or war, revolution, civil commotion, acts of public enemies, blockage or embargo; or any injunction, law order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative or any such government, inability to procure or use materials, labor, equipment, transportation, or energy sufficient to meet manufacturing needs without the necessity of allocation, or any other cause whatsoever, whether similar or dissimilar to those above enumerated,





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                             Exchange Commission.


beyond the reasonable control of such Party, if and only if the Party affected shall have used reasonable efforts to avoid such occurrence and to remedy it promptly if it shall have occurred.

1.37 "GAAP" shall mean United States generally accepted accounting principles consistently applied.

1.38 "GOVERNMENTAL APPROVALS" shall mean any approvals, licenses, registrations, authorizations, or equivalents, of any foreign or United States federal, state or local regulatory agency, department, bureau or other government entity, including the FDA, necessary for the manufacture, use, storage, transport, export, import, clinical testing and/or sale of Licensed Products in a country.

1.39 "GOVERNMENTAL AUTHORITIES" shall mean all United States governmental entities, agencies and bureaus, including the FDA and comparable foreign governmental and/or regulatory agencies which control the manufacture, use, storage, transport, export, import, clinical testing and/or sale of pharmaceutical products.

1.40 "GUILFORD CONFIDENTIAL INFORMATION" shall mean Confidential Information and Materials owned by Guilford and/or Holdings or otherwise designated as Guilford Confidential Information hereunder but shall not include Joint Confidential Information or Research Program Materials.

1.41 "GUILFORD RESEARCHER" shall mean professional researchers and scientists employed by Guilford including, but not limited to, chemists, biologists and toxicologists having at least a Bachelors Degree in science.

1.42 "GUILFORD TECHNOLOGY" shall mean all proprietary data, information, know-how and intellectual property (a) developed, discovered or invented by Guilford personnel in the conduct of the Research Program, (b) owned or Controlled by Guilford and/or Holdings on the Effective Date and/or during the term of this Agreement which claim, describe and/or relate to Neuroimmunophilin Compounds and/or (c) owned or Controlled by Guilford and/or Holdings on the Effective Date and/or during the term of this Agreement and necessary or useful to make, use or sell Neuroimmunophilin Compounds. Guilford Technology will specifically include, without limitation, the Patent Rights set forth on Exhibit A attached hereto and incorporated herein.

1.43     [*].

1.44 "IND" shall mean an Investigational New Drug Application covering a Licensed Product filed with the FDA pursuant to 21 CFR 312.20.

1.45     "INITIAL TERM" will be as defined in Section 4.1(d) below.

1.46 "[*] CONSENT" shall mean a Consent and Agreement among Amgen, Guilford, Holdings and [*] in the form attached hereto as Exhibit B.

1.47 "[*] LICENSE AGREEMENTS" shall mean the License Agreement between [*] and Guilford [*], and the [*] License Agreement between [*] and Guilford [*].

1.48 "JOINT CONFIDENTIAL INFORMATION" shall mean Confidential Information owned jointly by Amgen and Guilford or otherwise designated as Joint Confidential Information hereunder.





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                             Exchange Commission.




1.49 "JOINT TECHNOLOGY" shall mean all proprietary data, information, know-how and intellectual property developed, discovered or invented jointly by Guilford personnel and Amgen personnel during the term of this Agreement.

1.50 "LEAD SELECTION" shall mean with respect to Licensed Product Development, the earlier of (i) commencement by Amgen of toxicology studies under FDA Good Laboratory Practices of at least one (1) month in duration or
(ii) following Amgen's decision to file an IND on the Licensed Product, commencement by Amgen of toxicology studies under FDA Good Laboratory Practices of less than one month in duration.

1.51 "LICENSED PRODUCTS" shall mean all products described and/or claimed in and/or incorporating Collaboration Technology. For the purposes of Royalty payments under Article Nine below, a single Licensed Product will comprise all formulations (e.g., tablets, gel-caps, topical formulations, parenteral formulations, sustained release formulations, etc.) of the same Active Entity and all indications for which that Active Entity may be used.

1.52 "MAJOR MARKET COUNTRIES" shall mean the United States, European Union countries (as such countries may change from time to time) and Japan.

1.53 "MATERIALS" shall mean Amgen or Guilford, as the case may be, proprietary research materials including, but not limited to, compounds, assays, reagents, protocols, data and materials derived therefrom. Materials shall not include Research Program Materials.

1.54 "MILESTONES" OR "MILESTONE PAYMENTS" shall mean the payments to be made by Amgen to Holdings upon occurrence of certain events as set forth in Article Eight.

1.55     "MULTIPLE SCLEROSIS" shall mean [*] .

1.56 "NDA" shall mean a New Drug Application covering a Licensed Product filed with FDA pursuant to 21 CFR 314.

1.57     "NET SALES" shall mean [*].

1.58 "NEUROIMMUNOPHILIN COMPOUNDS" shall mean compounds that [*] and, notwithstanding the foregoing, those compounds covered by the Guilford Technology Patent Rights set forth on Exhibit A attached hereto and incorporated by reference herein.

1.59     "NEUROPATHY" shall mean [*].

1.60     [*]

1.61     "PARKINSON'S DISEASE" shall mean [*] .

1.62 "PARTY" shall mean Amgen, Guilford or Holdings, as the case may be, and "PARTIES" shall mean Amgen, Guilford and Holdings.

1.63 "PATENTED PRODUCT" shall mean a Licensed Product the sale of which would, but for the licenses granted under this Agreement, infringe one or more claims of a valid, issued patent included in the Collaboration Technology in the country of sale.

1.64 "PATENT RIGHT" shall mean patent applications, patents issuing thereon and any extensions or restorations by existing or future extension or restoration mechanisms,





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                             Exchange Commission.


including without limitation Supplementary Protection Certificates or the equivalent thereof, renewals, continuations, continuations-in-part, divisions, patents-of-addition, and/or reissues of any patent.


1.65 "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a government agency or political subdivision thereto, and shall include any successor (by merger or otherwise) of such Person.

1.66 "PIVOTAL TRIAL" shall mean a clinical trial which, if the defined end-points are met, is intended by Amgen as of the start of such trial to be the clinical trial which will constitute sufficient basis for receipt of marketing approval in the United States.

1.67 "REGULATORY FILINGS" shall mean, collectively, INDs, Biologics License Applications, Drug Master Files, NDAs and/or any other comparable filings as may be required by Governmental Authorities to obtain Governmental Approvals.

1.68 "RESEARCH" shall mean those activities directed to the chemistry and pre-clinical development of Licensed Products including screening metabolism, pharmacokinetics, toxicology, in vivo screening and assays, all of which are intended to determine whether clinical testing of a product candidate is warranted.

1.69     "RESEARCH PLAN" will be as defined in Section 4.1(a) below.

1.70 "RESEARCH PROGRAM" shall mean the research program conducted by Guilford and funded by Amgen in accordance with the provisions of Article Four below.

1.71     "RESEARCH PROGRAM FUNDING" will be as defined in Section 4.2(a) below.

1.72 "RESEARCH PROGRAM MATERIALS" shall mean and include compounds, assays, reagents, protocols, data and materials derived therefrom by Guilford in the conduct of the Research Program and/or which constitute Guilford Technology.

1.73 "ROYALTIES" shall mean those royalties payable by Amgen to Holdings pursuant to Article Nine of this Agreement.

1.74 "SIGNIFICANT MEDICAL MARKET" shall mean with respect to a Licensed Product that the product is expected to have greater than one hundred million dollars ($100,000,000) (adjusted annually by an amount equal to the percentage increase or decrease, if any, in the United States Consumer Price Index (or any comparable successor index) from the Effective Date to the year in which the determination is made) in market potential in the United States. If a dispute shall arise among the Parties with respect to a determination of Significant Medical Market, such dispute shall be submitted to Amgen's and Guilford's respective chief executive officers in accordance with Section 14.2 below during which time such officers may choose as an alternative to Arbitration under Sections 14.3 - 14.6 below to mutually agree on a mechanism to appoint a neutral third party expert of recognized national standing with appropriate experience to conclusively resolve such dispute.

1.75 "STROKE" shall mean either partial or total motor, sensory, or cognitive deficit directly attributable to acute cerebral ischemia. Clinical trials for Stroke will include patients with thrombo-occlusive or thrombo-embolic cerebrovascular disease and would be designed to measure the effect of acute administration of a drug on eventual functional





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                             Exchange Commission.


outcome as measured by an accepted clinical stroke scale.

1.76 "THIRD PARTY(IES)" shall mean any Person other than Guilford, Holdings and/or Amgen.

1.77 "THIRD PARTY ROYALTIES" shall mean royalties payable by Amgen, its Affiliates or sublicensees to a non-Affiliate Third Party (or multiple non-Affiliate Third Parties) to make, have made, use, sell, offer for sale or import Licensed Products where the royalty payable to such non-Affiliate Third Party is based on Patent Rights owned or Controlled by such Third Party.

1.78 "TRAUMATIC BRAIN INJURY" shall mean patients with closed head injuries of a traumatic etiology, including patients in coma or with significant neurologic deficit(s). Clinical trials for Traumatic Brain Injury will be designed to measure the effect of acute drug administration on acute and/or chronic outcome.

1.79 "TRAUMATIC SPINAL CORD INJURY" shall mean patients with traumatic (not ischemic or other etiologies) spinal cord injury, including patients with partial to total spinal cord lesions with the primary clinical deficit of motor weakness. Clinical trials for Traumatic Spinal Cord Injury will be designed to measure the effect of acute administration on acute and/or chronic outcome.

1.80 "UNPATENTED PRODUCT" shall mean a Licensed Product the sale of which would not infringe one or more claims of a valid, issued patent included in the Collaboration Technology in the country of sale.

                                  ARTICLE TWO
                         REPRESENTATIONS AND WARRANTIES

2.1 GUILFORD AND HOLDINGS REPRESENTATIONS AND WARRANTIES. Guilford and Holdings represent and warrant that:

         (a) No Conflict. (i) [*] the terms of this Agreement do not conflict in any material respect with the terms of any other Guilford and/or Holdings contractual obligations and (ii) neither Guilford nor Holdings have granted to any Person any right which would conflict in any material respect with the rights granted to Amgen hereunder.

         (b) Binding Agreement. This Agreement is a legal and valid obligation binding upon Guilford and Holdings and enforceable in accordance with its terms except as (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and (ii) equitable principles of general applicability.

         (c) Corporate Power. Guilford and Holdings are each duly organized and validly existing under the laws of Delaware and have full corporate power and authority to enter into this Agreement and carry out of provisions hereof.

         (d) Due Authorization. Guilford and Holdings are duly authorized to execute and deliver this Agreement. The Person executing this Agreement on behalf of Guilford and Holdings is duly authorized to so by all requisite corporate action.

         (e) Patent Rights. Guilford and/or Holdings own or Control all of the Patent Rights set forth on Exhibit A. The Patent Rights set forth on Exhibit A hereto include all





                                       8
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                             Exchange Commission.


Patent Rights owned or Controlled by Guilford, Holdings or any Affiliate of Guilford and/or Holdings which claim or describe Neuroimmunophilin Compounds as of the Effective Date. Except as set forth on Schedule 2(e) hereto, neither Guilford nor Holdings is aware of any action, suit, inquiry or investigation which questions or threatens the validity of any Patent Rights included in the Guilford Technology.

         (f) [*] License Agreements. The [*] License Agreements are in full force and effect.





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                             Exchange Commission.




2.2 AMGEN REPRESENTATIONS AND WARRANTIES. Amgen represents and warrants that:

         (a) No Conflict. The terms of this Agreement do not conflict in any material respect with the terms of any other Amgen contractual obligations.

         (b) Binding Agreement. This Agreement is a legal and valid obligation binding upon Amgen and enforceable in accordance with its terms except as (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and (ii) equitable principles of general applicability.

         (c) Corporate Power. Amgen is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and carry out of provisions hereof.

         (d) Due Authorization. Amgen is duly authorized to execute and deliver this Agreement. The Person executing this Agreement on behalf of Amgen is duly authorized to so by all requisite corporate action.

         (e) Other Research Programs. As of the Effective Date, except for the evaluation of the Guilford Technology for purposes of determining whether or not to enter into a business relationship with Guilford, Amgen is not engaged in a research program directed to the discovery of Neuroimmunophilin Compounds.


                                 ARTICLE THREE
                         EXCLUSIVITY AND LICENSE GRANT

3.1 EXCLUSIVITY. Guilford, Holdings and Guilford's other wholly-owned subsidiaries will work exclusively with Amgen, and will not participate either alone or in collaboration with a Third Party, in the field of Research, Development and Commercialization of Neuroimmunophilin Compounds during the term of this Agreement; provided, however, Amgen acknowledges that the foregoing will not be construed to limit or otherwise prevent Guilford, Holdings and Guilford's other wholly-owned subsidiaries from conducting research, development and/or commercialization activities on compounds and/or products other than Neuroimmunophilin Compounds and Licensed Products.

3.2 LICENSE GRANT TO AMGEN. Guilford and Holdings hereby grant to Amgen an exclusive worldwide license, with a right to sublicense, under the Collaboration Technology to make, have made, use, sell, offer to sell and import Licensed Products in the Field of Use.

3.3 LICENSE GRANT TO GUILFORD. Amgen hereby grants to Guilford and Holdings a non-exclusive worldwide license, with no right to sublicense, under the Collaboration Technology to use Licensed Products in the Field of Use to the extent necessary for Guilford to conduct Research hereunder, Co-Develop a single indication for a single Licensed Product and Co-Promote a single indication for a single Licensed Product as set forth in this Agreement. This sublicense specifically excludes, without limitation, all rights and licenses under the Collaboration Technology to make, have made, sell or import Licensed Products.

3.4 TRANSFER OF TECHNOLOGY. Guilford and Holdings represent and warrant that prior





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                             Exchange Commission.


to the Signing Date each has provided to Amgen in writing (or other mutually agreed tangible form) all Guilford Technology that existed as of October 1, 1997. After October 1, 1997, Guilford shall transfer technology to Amgen in conjunction with Guilford's disclosure obligations under Section 4.4(d) below. All disclosures by Guilford and/or Holdings will be in sufficient detail to allow Amgen to practice all useful embodiments of Guilford Technology and Joint Technology, as the case may be.

3.5 [*] CONSENT. Guilford and Holdings represent and warrant that since the Effective Date they have used and agree to continue to use their best efforts to deliver to Amgen the [*] Consent as soon as possible. During the term of this Agreement, Guilford and Holdings will promptly provide to Amgen copies of any formal notice(s) of default received by Guilford and/or Holdings from [*] stating that Guilford and/or Holdings is in material breach or default of any of the terms and conditions of the [*] License Agreements.


                                  ARTICLE FOUR
                         RESEARCH AND RESEARCH FUNDING

4.1      RESEARCH PROGRAM.

         (a) Research Plan. Guilford will conduct the Research Program in accordance with an annual research plan developed by Amgen and Guilford and approved by Amgen (the "Research Plan"). As the Research Program progresses and new data and information become available, Amgen, after discussion and consultation with Guilford, may amend the Research Plan.

         (b) Third Party Agreements. Amgen may elect to enter into agreements with Third Parties, including academic collaboration and contract research agreements, to conduct research and/or otherwise assist Amgen in the Research, Development and Commercialization of Neuroimmunophilin Compounds. All such agreements shall be at Amgen's sole expense.

         (c) Goal. The goal of the Research Program will be the discovery and selection of Neuroimmunophilin Compounds for Development by Amgen.

         (d) Term. The term of the Research Program, and Amgen's funding thereof, will begin as of October 1, 1997. The initial term of the Research Program will be three (3) years (the "Initial Term"), subject to Section 12.2 below. Amgen shall have the option to extend the Initial Term of the Research Program by one (1) year on the terms and conditions set forth herein (the "Extension Option"). Amgen shall exercise the Extension Option by providing written notice to Guilford on or before the date which is one hundred twenty days (120) days prior to the expiration of the Initial Term.

4.2      RESEARCH PROGRAM FUNDING.

         (a) Maximum Commitment. Amgen will fund a maximum of [*] Guilford Researcher FTEs at [*] (i.e., maximum four million five hundred thousand dollars ($4,500,000 per year in total) to conduct the Research Program (the "Research Program Funding").

         (b) FTE Carry-Overs. Due to staffing limitations beyond Guilford's reasonable control, the number of Guilford Researcher FTEs devoted to the Research Program may fluctuate on a quarterly basis. In no event, however, will Guilford devote





                                       11
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* Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


less than [*] Guilford Researcher FTEs to the Research Program in any calendar quarter. In the event that Guilford devotes less than [*] Guilford Researcher FTEs to the Research Program in any quarter, Guilford shall be entitled to carry-over the difference between [*] and the actual number of Guilford Researcher FTEs devoted to the Research Program in that quarter against future quarters subject to the limitations that in no event will (i) Guilford devote more than [*] Guilford Researcher FTEs in any quarter without Amgen's prior consent and (ii) Amgen be required to fund more than [*] Guilford Researcher FTEs in any calendar year.

(c)      Payments and Credits.

                 (i) Estimates. Subject to the limitations set forth in subsection (b) above, no less than thirty (30) days prior to first day of each calendar quarter, Guilford shall provide Amgen with an estimate of the number of Guilford Researcher FTEs to be devoted to the Research Program in the next calendar quarter.

                 (ii) Reports. Subject to the limitations set forth in subsection (b) above, no less than thirty (30) days prior to first day of each calendar quarter, Guilford will provide Amgen with a report setting forth the number of Guilford Researcher FTEs actually devoted to the Research Program in the preceding quarter and a description of the activities of each Guilford Researcher in furtherance of the Research Program. Amgen shall be entitled to take as a one-time credit the amount by which the number of Guilford Researcher FTEs funded by Amgen in that quarter exceeds the number of Guilford Researcher FTEs actually devoted to the Research Program in that quarter against Amgen's future Research Funding commitment (the "Amgen Funding Credit").

                 (iii) Calculation of Payments. No later than five (5) days prior to first day of each calendar quarter, Amgen will provide Research Funding to Guilford for that calendar quarter. Research Funding payments by Amgen will be equal to the (FTE rate) multiplied by [(the number of Guilford Researcher FTEs set forth in the Guilford estimate for that quarter) minus (the Amgen Funding Credit, if any)].

                 (iv) First and Last Quarters. Guilford shall prior to the Signing Date provide Amgen with the Guilford estimate of the Guilford Researcher FTEs to be devoted to the Research Program for the first calendar quarter (or portion thereof) of the Research Program and Amgen shall provide Guilford with Research Funding based on such estimate within five (5) days after the Signing Date. Within sixty
         (60) days after termination of the Research Program, Guilford shall refund to Amgen any Amgen Funding Credit which has not been previously credited against Amgen's Research Funding commitment.

4.3      GUILFORD RESEARCHERS.

         (a) Allocation. It is Amgen's and Guilford's expectation that for the first year of the Research Program, [*] Guilford Researcher FTEs will be devoted to chemistry of Licensed Products and [*] Guilford Researcher FTEs will be devoted to pre-clinical development of Licensed Products (i.e., screening metabolism, pharmacokinetics and toxicology; assay development; and in vivo screening) in accordance with the Research Plan. Such allocation will be subject to review and if necessary will be modified pursuant to the Research Plan.





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                             Exchange Commission.




         (b) Continuity. While Amgen recognizes Guilford's need for flexibility in staffing personnel for its overall business, Amgen and Guilford also acknowledge that it is important to the Research Program to have personnel devoted full-time to working in the Research Program. Accordingly, in order to maximize the effective conduct of the Research Program, Guilford will use reasonable best efforts to maximize the continuity of Guilford personnel conducting the Research Program and provide as devoted Research Program full-time personnel at least [*] of the Guilford Researcher FTEs funded by Amgen.

         (c) Invention Assignment Agreements. Each Guilford Researcher conducting the Research Program will enter into a non-disclosure and invention assignment agreement substantially in the form attached hereto as Exhibit C. Each scientist of Amgen conducting the Research Program will have executed Amgen's standard non-disclosure and invention assignment agreement.

4.4      REPORTING AND DISCLOSURE.

         (a) Reports. On a quarterly basis during the term of the Research Program Guilford will provide Amgen and Holdings with written reports summarizing all material data and information arising out of the conduct of the Research Program. In the event that after receipt of any such report, Amgen shall request additional data or information relating to Research Program data or Guilford Technology, Guilford shall promptly provide such data or information to Amgen with a copy to Holdings.

         (b) Quarterly Meetings. Amgen and Guilford will meet on a quarterly basis to review in reasonable detail (i) all data and information generated in the conduct of the Research Program by Guilford, (ii) all Guilford Technology and Joint Technology developed by Guilford and (iii) all Amgen Guilford-Derived Technology and Joint Technology developed by Amgen.

         (c) Monthly Meetings. On no less than a monthly basis, Amgen and Guilford will meet (whether in person, by video-conference or tele-conference) to discuss any material data or developments arising out of the Research Program or which constitute Guilford Technology, Joint Technology or Amgen Guilford-Derived Technology.

         (d)     Disclosure.

                 (i) Guilford. During the term of this Agreement, Guilford will promptly disclose to Amgen and Holdings all inventions, techniques and discoveries (whether patentable or not) arising out of the conduct of the Research Program by Guilford and all inventions, techniques and discoveries (whether patentable or not) included in Guilford Technology and Joint Technology.

                 (ii) Amgen. During the term of this Agreement, Amgen will promptly disclose to Guilford and Guilford will disclose to Holdings all inventions, techniques and discoveries (whether patentable or not) included in Amgen Guilford-Derived Technology and Joint Technology.

4.5 DATA. All data and information arising out of the Research Program will be Joint Confidential Information.

4.6      MATERIALS.

         (a) Research Program Materials. Upon request by Amgen, Guilford will





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                             Exchange Commission.


promptly provide to Amgen such quantities of Research Program Materials as shall be reasonably available.

         (b) Guilford Owned Materials. Upon Amgen's request, Guilford will supply Amgen with Guilford owned Materials for use by Amgen in the Research and Development of Licensed Products, provided that supply of such Guilford owned Materials will not, in Guilford's judgment, (i) conflict with Guilford's internal or collaborative research programs, (ii) conflict with Guilford's internal policies regarding such materials or (iii) violate any agreement to which Guilford is a party. Any Guilford owned Materials provided to Amgen hereunder (i) may only be used by Amgen in the Research and Development of Licensed Products and (ii) may not be supplied to Third Parties without Guilford's prior written consent which can be withheld for any reason in Guilford's sole discretion. The provision of Guilford owned Materials hereunder will not constitute any grant, option or license under any Guilford Patent Rights, except as expressly set forth herein.

         (c) Amgen Owned Materials. Upon Guilford's request, Amgen will supply Guilford with Amgen owned Materials for use by Guilford in conducting the Research Program, provided that supply of such Amgen owned Materials will not, in Amgen's judgment, (i) conflict with Amgen's internal or collaborative research programs, (ii) conflict with Amgen's internal policies regarding such materials or (iii) violate any agreement to which Amgen is a party. Any Amgen owned Materials provided to Guilford hereunder (i) may only be used by Guilford in the conduct of the Research Program and (ii) may not be supplied to Third Parties without Amgen's prior written consent which can be withheld for any reason in Amgen's sole discretion. The provision of Amgen owned Materials hereunder will not constitute any grant, option or license under any Amgen Patent Rights, except as expressly set forth herein.

4.7 COVENANT. Guilford will use reasonable best efforts (a) to devote [*] Guilford Researcher FTEs per year to the conduct of the Research Program, (b) to pursue and conduct the Research Program to meet the goals of the Research Program and (c) to carry out all work performed in connection with the Research Program in compliance with any federal, state or local laws, regulations and guidelines governing the conduct of such work.


                                  ARTICLE FIVE
                              STRATEGIES AND GOALS

5.1 STRATEGIES. Notwithstanding anything to the contrary set forth herein, including, but not limited to, Section 6.2 below, but subject to Sections 6.6 and 7.3 below, Amgen will determine all strategies for, and make all decisions regarding, and fund all activities related to, the Development and Commercialization of Licensed Products, including which IND candidates to take into Development, which indications to pursue and when, which Development candidates to Commercialize and which regulatory and marketing strategies to adopt. [*]

5.2 DEVELOPMENT GOALS. It is the hope and goal of the Parties that within the first [*] years of this Agreement, Guilford will identify at least [*] Neuroimmunophilin Compounds which are IND candidates and Amgen will file at least [*] INDs (which may be for a single Licensed Product or different Licensed Products) and initiate at least [*] Phase II and [*] Phase III clinical trials for Licensed Product(s). It is also the hope and goal of Amgen to Develop and Commercialize Licensed Products worldwide. The Parties recognize and agree that each of these events and the events described in Section





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                             Exchange Commission.


5.1 above depend on the scientific rationale for therapeutic activity of Licensed Products, the pre-clinical safety profiles demonstrated by Licensed Products, the clinical benefits demonstrated in clinical trials of Licensed Products and the commercial opportunity presented by Licensed Products. There can be no guarantee or commitment by Amgen or Guilford to meet these goals and, provided their obligation to use Commercially Reasonable Efforts has been met, it will not be a Default by Amgen or Guilford if these goals are not met.


                                  ARTICLE SIX
                         DEVELOPMENT AND MANUFACTURING

6.1 AMGEN DEVELOPMENT. Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 6.6 below, Amgen will conduct, fund and make all decisions regarding the Development of Licensed Products.

6.2 GUILFORD OPTION TO CO-DEVELOP. Guilford shall have the option to Co-Develop the Co-Development Indication under the Contract Research Agreement.

         (a) Selection. Within six (6) months after Amgen's decision to file the third IND for a Licensed Product, Amgen, after consultation with Guilford (at which time Guilford may propose to Amgen a Co-Development Indication), will select a Co-Development Indication. It is understood that Amgen may file more than one (1) IND on the same Licensed Product and that the three (3) INDs referred to above may be for indications for the same or different Licensed Products. Notwithstanding the foregoing, Amgen will have no obligation to select a Co-Development Indication in the event that in Amgen's commercially reasonable judgment, pre-clinical studies do not suggest sufficient potential therapeutic application and/or commercial opportunity is insufficient to warrant clinical development of more than three (3) different indications.

         (b) Exercise of Option. Upon Amgen's selection of the Co-Development Indication, Amgen will notify Guilford in writing of Amgen's selection. Guilford will have sixty (60) days from receipt of written notice from Amgen to notify Amgen in writing of Guilford's election to exercise its option to Co-Develop the Co-Development Indication. Guilford's option to Co-Develop shall terminate upon exercise or if Guilford does not elect to exercise its option to Co-Develop, at the end of such sixty (60) day period. Without limiting the generality of the foregoing, under no circumstances shall Amgen be obligated to propose an alternative indication if Guilford does not elect to exercise its option to Co-Develop the indication selected by Amgen.

         (c) Guilford Co-Development Clinical Plan. In the event Guilford exercises its option to Co-Develop, Guilford may propose to Amgen for approval a clinical plan for the Phase I and Phase II clinical trials for the Co-Development Indication (the "Co-Development Clinical Plan"). The Co-Development Clinical Plan will be consistent with Amgen's overall development plan for Licensed Products, including regulatory strategies and timetables, and with Amgen standard development procedures and practices.
Amgen may approve or reject one or more clinical trials contained in the proposed Co-Development Clinical Plan or may request additional clinical trials to be included in the Co-Development Clinical Plan.

         (d) Guilford Co-Development Activities. In the event Guilford exercises its option to Co-Develop the Co-Development Indication, Guilford and Amgen will execute the Contract Research Agreement prior to performance by Guilford of any Co-Development activities. Consistent with the Contract Research Agreement, Guilford will





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                             Exchange Commission.


prepare and submit to Amgen for approval draft protocols, monitoring plans, investigators' brochures, data analysis plans and lists of proposed sites and clinical investigators for each Phase I and Phase II clinical trial set forth in the Co-Development Clinical Plan. Subject to Amgen's approval, Guilford will conduct and monitor the studies in accordance with these protocols and plans. Clinical studies in the Co-Development Indication will be governed by Amgen's overall development plan for Licensed Products, including regulatory strategies and timetables, and will be consistent with Amgen standard development procedures and practices. In the event that Guilford elects to terminate the Contract Research Agreement pursuant to its terms other than for an uncured breach thereof by Amgen or Amgen elects to terminate the Contract Research Agreement pursuant to its terms because of an uncured breach thereof by Guilford, Guilford's right to Co-Develop the Co-Development Indication will terminate.

         (e) Regulatory Matters. Consistent with the Contract Research Agreement with respect to the Co-Development Indication, Amgen will be the regulatory sponsor of the Co-Development Indication clinical trials conducted by Guilford and will hold the IND and be responsible for all FDA contact.

         (f) Costs. Amgen will fund Guilford's outside costs associated with the conduct of the Co-Development Indication Phase I and Phase II clinical trials (per patient costs and site costs) as set forth in a budget proposed by Guilford and approved by Amgen. Amgen will also reimburse Guilford for internal costs actually incurred by Guilford in the conduct of the Co-Development Indication Phase I and II clinical trials, provided, however, that Amgen shall not be obligated to reimburse Guilford for any costs in excess of what a contract research organization would charge to conduct an equivalent study.

6.3 REGULATORY MATTERS. Notwithstanding anything to the contrary set forth in this Agreement, Amgen in its sole discretion will have complete control, authority and responsibility for the regulatory strategies adopted for the Development of all Licensed Products. Amgen will be responsible for and will own all Regulatory Filings for Licensed Products.

6.4 PRODUCT PLANS. Promptly upon approval by Amgen, Amgen will provide to Guilford and Holdings copies of the Amgen annual development plans for Licensed Products.

6.5 MEETINGS. Amgen and Guilford will meet on a quarterly basis to review the progress and status of development of Licensed Products. On no less than a monthly basis, Amgen and Guilford will meet (whether in person, by video-conference or tele-conference) to discuss any material data or developments arising out of Licensed Product Development. Amgen and Guilford will meet on a quarterly basis to review the progress and status of Guilford's development of the Co-Development Indication. On no less than a monthly basis, Guilford and Amgen will meet (whether in person, by video-conference or tele-conference) to discuss any material data or developments arising out of the Co-Development Indication development.

6.6 COVENANT. Amgen will use Commercially Reasonable Efforts to Develop Licensed Products.

6.7 MANUFACTURING. Amgen shall be responsible for the manufacturing of Licensed Products, directly and/or through contracted Third Parties.





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                             Exchange Commission.


                                 ARTICLE SEVEN
                              SALES AND MARKETING

7.1 COMMERCIALIZATION OF LICENSED PRODUCTS. Subject to Section 7.3 below, Amgen in its sole discretion will make all decisions regarding the Commercialization and sales and marketing of Licensed Products.





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                             Exchange Commission.



7.2 GUILFORD OPTION TO CO-PROMOTE. Guilford shall have the option to Co-Promote in the United States a single Licensed Product in a mutually agreed single indication other than Parkinson's Disease or Alzheimer's Disease (the "Co-Promotion Indication").

         (a) Exercise of Option. For so long as Guilford's option to Co-Promote the Co-Promotion Indication is exercisable, promptly following Amgen's filing of an NDA for a Licensed Product in an indication other than Parkinson's Disease or Alzheimer's Disease, Amgen and Guilford will discuss whether the indication is an appropriate Co-Promotion Indication. Upon agreement by Amgen and Guilford, the indication will become the Co-Promotion Indication. If Amgen and Guilford fail to agree on whether the indication is an appropriate indication for Co-Promotion, Guilford's option to Co-Promote a single indication for a Licensed Product will remain in effect.

         (b) Guilford Co-Promotion Activities. In the event Guilford exercises its option to Co-Promote, Co-Promotion by Guilford will be limited to Guilford field sales force representatives double calling with Amgen's field sales force representatives on physician's offices. Guilford field sales force representatives will not call on national accounts. Co-Promotion by Guilford will be in accordance with Amgen's sales and marketing plan using Amgen's field sales materials.

         (c) Guilford Licensed Product Sales Force. Guilford will be entitled to have at least [*] field sales force representatives but in no event will the Guilford sales force exceed the lesser of [*] field sales force representatives or [*] of the allocated Amgen field sales force effort for the Co-Promotion Indication for the Licensed Product.

         (d) Costs. Amgen will reimburse Guilford for Co-Promotion activities by Guilford sales representatives at the fully-loaded cost to Amgen (salary, benefits, travel and district managers) of an equivalent number of Amgen sales representatives for the Co-Promotion Indication for the Licensed Product.

7.3 COVENANT. Amgen will use Commercially Reasonable Efforts to market and sell Licensed Products.


                                 ARTICLE EIGHT
                              FEES AND MILESTONES

8.1 SIGNING FEE. Amgen has paid to Holdings a signing fee of fifteen million dollars ($15,000,000) on August 21, 1997.

8.2      MILESTONES.

         (a) Indication Basis. Milestones will be payable to Holdings one-time on an indication by indication basis in accordance with Sections 8.3 -
8.6 below, as applicable, regardless of the number of Licensed Products
Developed.

         (b) Additional Indication Milestones. Notwithstanding anything to the contrary set forth in this Agreement, Milestones will be payable for an indication (an "Additional Indication") being Developed for a Licensed Product that was previously FDA approved for another indication if, and only if, (i) the indication represents a Significant Medical Market and the Licensed Product addresses the majority of eligible patients in the Significant Medical Market and (ii) the indication represents a disease category which is distinct from previously FDA approved indications (i.e., Additional Indication Milestones





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                             Exchange Commission.


will not be paid for studies and approvals to treat subpopulations within a previously FDA approved indication or new or different treatment regimens for previously FDA approved indications). The foregoing determination shall be made within thirty (30) days of each applicable milestone event set forth in Sections 8.3(b), 8.4(b), 8.5(b) and 8.6 below.

         (c) Milestone Events. The events which trigger Milestone Payments and the amounts thereof for the Category One Indication, Category Two Indications and Category Three Indications will depend on whether the indication is the first FDA approved indication for a Licensed Product or an Additional Indication. Milestone Payments for indications that are not Additional Indications will be payable in accordance with the events and corresponding amounts set forth in subsection (a) of Sections 8.3 - 8.5 below, as applicable. Milestone Payments for Additional Indications will be payable in accordance with the events and corresponding amounts set forth in subsection
(b) of Sections 8.3 - 8.5 below, as applicable. In the event that different indications for a Licensed Product that has not been previously FDA approved for any indication are being Developed in parallel, each indication will be treated independently for the purposes of determining Milestone Payments until one of the indications is FDA approved; at which time the remaining indications in Development will be treated as Additional Indications and any unpaid Milestones with respect to that indication will be determined based on the percentage of such unpaid Milestones and upon the corresponding events as set forth below in this Section 8.2(c). The foregoing notwithstanding, in no event will total Milestone Payments for any indication exceed the total amounts set forth in Sections 8.3 - 8.5 below for the applicable category.

         Start of a Pivotal Trial in U.S.  15%
         NDA submission to FDA             30%
         NDA approval by FDA               55%

         (d) Pivotal Trial. For the purposes of Milestone payments hereunder, in the event that the FDA shall notify Amgen that an NDA filing may be made based solely on the results of a clinical trial which would not otherwise constitute a Pivotal Trial, the Milestone Payments set forth herein below for "Start of a Pivotal Trial in U.S." will be payable upon receipt of such notice. The foregoing notwithstanding, the decision to seek FDA approval to file an NDA based solely on data from a clinical trial which would not otherwise constitute a Pivotal Trial will be made by Amgen in its business discretion consistent with Amgen's regulatory strategy for Licensed Products.

8.3      CATEGORY ONE INDICATION MILESTONES.

         (a) Category One Indication Milestones will be payable one-time on the occurrence of the milestone events set forth below the first time such events are achieved in the Development of a Licensed Product for the Category One Indication. Milestone Payments for the Category One Indication will total fifty-six million ($56,000,000) payable as set forth below.

         Lead Selection                                     $1.0 million
         IND filing with FDA                                $5.0 million
         Start of a Pivotal Trial in U.S.                   $7.5 million
         NDA submission to FDA                              $15.0 million
         NDA approval by FDA                                $27.5 million
         --- -------- -- ---                                ----- -------
         Total                                              $56.0 million

         (b) If the Category One Indication is an Additional Indication, the Category One





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                             Exchange Commission.


Milestones will (subject to Section 8.2 (b) above) be paid as set forth below.

         Start of a Pivotal Trial in U.S.                   $8.4 million
         NDA submission to FDA                              $16.8 million
         NDA approval by FDA                                $30.8 million
         --- -------- -- ---                                ----- -------
         Total                                              $56.0 million

8.4      CATEGORY TWO INDICATION MILESTONES.

         (a) Category Two Indication Milestones will be payable one-time on the occurrence of the milestone events set forth below the first time such events are achieved in the Development of a Licensed Product for a Category Two Indication. Milestones for each Category Two Indication will total forty-two million ($42,000,000) and be payable as set forth below.

         Lead Selection                                     $0.75 million
         IND filing with FDA                                $3.75 million
         Start of a Pivotal Trial in U.S.                   $5.625 million
         NDA submission to FDA                              $11.25 million
         NDA approval by FDA                                $20.625 million
         --- -------- -- ---                                ------- -------
         Total                                              $42.0 million


         (b) If a Category Two Indication is an Additional Indication, the Category Two Milestones will (subject to Section 8.2 (b) above) be paid as set forth below.

         Start of a Pivotal Trial in U.S.                   $6.3 million
         NDA submission to FDA                              $12.6 million
         NDA approval by FDA                                $23.1 million
         --- -------- -- ---                                ----- -------
         Total                                              $42.0 million

8.5      CATEGORY THREE INDICATION MILESTONES.

         (a) Category Three Indication Milestones will be payable one-time on the occurrence of the milestone events set forth below the first time such events are achieved in the Development of a Licensed Product for a Category Three Indication. Milestones for each Category Three Indication will total [*] and be payable as set forth below.

         Lead Selection                                     $[*]
         IND filing with FDA                                $[*]
         Start of a Pivotal Trial in U.S.                   $[*]
         NDA submission to FDA                              $[*]
         NDA approval by FDA                                $[*]
         --- -------- -- ---                                ----
         Total                                              $[*]

         (b) If a Category Three Indication is an Additional Indication, the Category Three Milestones will (subject to Section 8.2 (b) above) be paid as set forth below.

         Start of a Pivotal Trial in the U.S.               $[*]
         NDA submission to FDA                              $[*]
         NDA approval by FDA                                $[*]
         --- -------- -- ---                                ----
         Total                                              $[*]

8.6      CATEGORY FOUR INDICATION MILESTONES.  Category Four Indication
Milestones will





                                       20
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 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


(subject to Section 8.2(b) above) if an Additional Indication) be payable one-time on the occurrence of the milestone event set forth below the first time such event is achieved in the Development of a Licensed Product for a Category Four Indication. The Milestone payment for each Category Four Indication will total [*] payable as set forth below.

         NDA approval by FDA                                $[*]



                                  ARTICLE NINE
                                   ROYALTIES

9.1      ROYALTIES.       Royalties will be payable on a Licensed Product by
Licensed Product basis (a) based upon annual Combined Net Sales of the Licensed Product aggregated in the Major Market Countries and (b) on a country by country basis outside the Major Market Countries as set forth below. Amgen will pay to Holdings, Royalties equal to:

         - [*] of that portion of annual Combined Net Sales of a Licensed Product in the Major Market Countries less than or equal to three hundred million dollars ($300,000,000);

         - [*] of that portion of annual Combined Net Sales of a Licensed Product in the Major Market Countries greater than three hundred million dollars ($300,000,000) and less than or equal to seven hundred million dollars ($700,000,000);

         - [*] of that portion of annual Combined Net Sales of a Licensed Product in the Major Market Countries greater than seven hundred million dollars ($700,000,000); and

         - [*] of Net Sales of a Licensed Product in each country outside the Major Market Countries.


9.2 MAXIMUM ROYALTY ADJUSTMENTS. Royalties on a Licensed Product are subject to reductions and adjustments as a result of certain events as set forth below; provided, however, in no event will Royalties on a Licensed Product in any country be reduced by more than fifty percent (50%) or reduced below a worldwide weighted average Royalty rate equal to [*] of worldwide annual Net Sales by reason of the Unpatented Product, Third Party Royalty, Competition, and COGS Royalty reductions and adjustments set forth below.

9.3 ROYALTY ADJUSTMENT FOR UNPATENTED PRODUCTS. Royalties payable to Holdings on Unpatented Products will be payable at [*] of the rates set forth in Section 9.1 above. Royalty adjustments for Unpatented Products will be made on a quarterly basis.

9.4 THIRD PARTY ROYALTY CREDIT. On a country by country basis, [*] of Third Party Royalties paid by Amgen will be creditable against Royalties payable to Holdings hereunder. Notwithstanding the foregoing, in no event will Amgen be entitled to credit against Royalties payable to Holdings, Third Party Royalties which exceed in the aggregate [*] of Net Sales of a Licensed Product in any country without the consent of Holdings, such consent not to be unreasonably withheld. Credit for Third Party Royalties will be made on a quarterly basis.





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                             Exchange Commission.



9.5 COMPETITION. The Royalty rates applicable to Net Sales of a Licensed Product in the Major Market Countries will be adjusted on a quarterly basis as set forth below in the event Competition exists in that Major Market Country. If Competition exists in a Major Market Country during the applicable period, the Royalty rates applicable to Net Sales of a Competition Impaired Licensed Product will be adjusted as set forth below based upon whether one (1) or more than one (1) Competitive Compound shall be commercially available. There will be no adjustment of the Royalty schedule for Competition outside the Major Market Countries.

         (a) One Competitive Compound. In the event Competition exists and one Competitive Compound is commercially available in a Major Market Country, the Royalty rate on the Competition Impaired Licensed Product in that Major Market Country will be as set forth below:

                 (i) [*] of that portion of annual Combined Net Sales of the Competition Impaired Licensed Product in the Major Market Countries less than or equal to three hundred million dollars ($300,000,000);

                 (ii) [*] of that portion of annual Combined Net Sales of the Competition Impaired Licensed Product in the Major Market Countries greater than three hundred million dollars ($300,000,000) and less than or equal to seven hundred million dollars ($700,000,000); and

                 (iii) [*] of that portion of annual Combined Net Sales of the Competition Impaired Licensed Product in the Major Market Countries greater than seven hundred million dollars ($700,000,000).

         (b) More Than One Competitive Compound. In the event Competition exists and more than one Competitive Compound is commercially available in a Major Market Country, the Royalty rate on the Competition Impaired Licensed Product in that Major Market Country will be as set forth below:

                 (i) [*] of that portion of annual Combined Net Sales of the Competition Impaired Licensed Product in the Major Market Countries less than or equal to three hundred million dollars ($300,000,000);

                 (ii) [*] of that portion of annual Combined Net Sales of the Competition Impaired Licensed Product in the Major Market Countries greater than three hundred million dollars ($300,000,000) and less than or equal to seven hundred million dollars ($700,000,000); and

                 (iii) [*] of that portion of annual Combined Net Sales of the Competition Impaired Licensed Product in the Major Market Countries greater than seven hundred million dollars ($700,000,000).

         (c) Additional Adjustment. The Royalty rate adjustments set forth above for competitive markets are intended to allow Amgen to profitably commercialize Licensed Products given the Royalties payable to Guilford and the pressures of the competitive environment. In the event the competitive environment for a Licensed Product in certain markets is such that commercialization of the Licensed Product becomes uneconomic to Amgen at the Royalty rates set forth above, the Parties will in good faith discuss an adjustment of the Royalty payable to Holdings on Licensed Products. In addition, in the event that market share data for a Major Market Country becomes unavailable, unless covered under Section 1.20 above, the Parties will in good faith discuss an appropriate





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                             Exchange Commission.


substitute for determining Competition for that Major Market County.

9.6 ADJUSTMENTS FOR COGS. On a Licensed Product by Licensed Product basis, in the event that at any time after the twenty-four (24) month period following the First Commercial Sale of a Licensed Product in any of the Major Market Countries, COGS, calculated on a combined worldwide annual basis, shall
(i) be less than [*] of total worldwide annual Net Sales, the applicable Royalty on Net Sales will be increased by [*] for each [*] by which COGS for such annual period is less than [*] or (ii) exceed [*] of total worldwide annual Net Sales, the applicable Royalty rate will be reduced by [*] for each [*] by which COGS for such annual period is greater than [*] of total worldwide annual Net Sales. Subject to Section 9.9(a) below, adjustments for COGS, if any, will be made quarterly based on Amgen's estimate of COGS for the annual period. Such estimate shall be consistent with Amgen's internal cost accounting.

9.7 [*] ROYALTY. Notwithstanding anything to the contrary set forth in this Agreement, if the [*] License Agreements shall be terminated and Amgen shall enter into a license agreement with [*] regarding any Collaboration Technology (as contemplated by the [*] Consent), Amgen shall deduct the full amount of any royalties and other payments actually made by Amgen, its Affiliates or sublicensees to [*] from Royalties and Milestones payable to Holdings hereunder, provided, however, Holdings shall have approved the amounts of any payments under such license agreement, such approval not to be unreasonably withheld.

9.8 TERM OF ROYALTY. Royalties will be payable on a country by country basis on a Patented Product until the last to expire of the patents covering such Patented Product and on an Unpatented Product for [*] years from First Commercial Sale of the Unpatented Product. Upon the expiration of Amgen's obligation to pay Royalties to Guilford hereunder with respect to a Licensed Product, Amgen shall have a fully paid unrestricted license under the Collaboration Technology to make, have made, use, sell, offer to sell and import such Licensed Product.

9.9      CALCULATION OF ROYALTIES.

         (a) Adjustments. While Royalties for a Licensed Product will be calculated and paid quarterly (other than with respect to the maximum Royalty adjustments under Section 9.2 above), any difference between (x) annual Royalty based on aggregating quarterly calculations and (y) annual Royalty based on actual Net Sales for the year plus any required Royalty adjustments will be accounted for by an adjustment payment by Amgen at the time the fourth (4th) quarter Royalty payment is made or an adjustment credit against Amgen's future Royalty obligations. In addition, if at the time of determining any Competition adjustments, applicable IMS International data (or such other data as may be mutually agreed by the Parties) for such time period is unavailable, Amgen may make a reasonable estimate thereof based on prior available IMS International data (or such other data as may be mutually agreed by the Parties) and calculate the applicable Royalty based on such estimate, and any difference in Royalty payments made by Amgen based on such estimate and Royalty payments based on actual data, once available, will be accounted for by an adjustment payment by Amgen at the time the next quarter Royalty payment is made or an adjustment credit against Amgen's future Royalty obligations, as the case may be.

         (b)     Competition Calculation. [*]

         (c) Full Periods. Royalties will be calculated based on full (not partial) periods (i.e., full calendar years and full quarters, as the case may
be).  In determining Royalties





                                       23
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* Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


and adjustments thereto, it will be assumed that the status with respect to a Licensed Product (e.g., whether a Licensed Product is a Patented Product or Unpatented Product, whether a Competitive Compound is commercially available, etc.) at the end of the applicable period was in effect for the entire period.

         (d) Example Calculation. An example Royalty calculation is attached hereto as Exhibit E. The Parties acknowledge and agree that the formulas used in such example may not be the only formulas that can be used to achieve, under the circumstances contained in the example, the same results and that such example does not contain all possible circumstances and formulas that may apply at any given period.

9.10     REPORTS AND PAYMENTS.

         (a) Cumulative Royalties. The obligation to pay Royalties under this Article Nine shall be imposed only once (i) with respect to any sale of the same unit of Licensed Product and (ii) with respect to a single unit of Licensed Product regardless of how many valid issued or, assuming they were to issue, patent claims included in the Collaboration Technology would, but for this Agreement, be infringed by the making, using or selling of such Licensed Product.

         (b) Statements and Payments. Amgen shall deliver to Holdings within sixty (60) days after the end of each calendar quarter, a statement certified by Amgen as accurate to the best of its ability based on information available to Amgen, setting forth for the previous quarter the following information on a country-by-country basis: (i) Net Sales of Patented Products in the Major Market Countries and non-Major Market Countries, (ii) Net Sales of Unpatented Products in the Major Market Countries and non-Major Market Countries, (iii) the basis for any Royalty adjustments and (iv) the Royalty due hereunder, which report shall be accompanied by a remittance of the Royalty due.

         (c) Taxes. All taxes levied on account of Royalties accruing under this Agreement shall be paid by Holdings. If laws or regulations require withholding of taxes from any payment by Amgen to Holdings hereunder, the taxes will be deducted by Amgen from remittable Royalty to Holdings and will be paid by Amgen to the proper taxing authority. Amgen will furnish Holdings with the original copies of all official receipts for such taxes. In the event of any such withholding, the Parties agree to confer and cooperate in good faith regarding any filings with tax authorities and other measures that may be taken to minimize the amount of any such withholding.

         (d) Currency. All amounts payable and calculations hereunder shall be in United States dollars, and all payments under this Article Nine shall be made to Holdings. As applicable, Net Sales and COGS shall be translated into United States dollars at the rate of exchange at which United States dollars are listed in International Financial Statistics (publisher, International Monetary Fund) or if it is not available, The Wall Street Journal for the currency of the country in which the sale is made at the average of the calendar quarter in which such sales were made.

         (e) Audit. Amgen, its Affiliates and sublicensees shall maintain books and records as necessary to allow the accurate calculation of Royalties due hereunder including any records required to calculate any Royalty adjustments hereunder. Once per year Holdings shall have the right to engage an independent accounting firm acceptable to Amgen, at Holdings' expense, which shall have the right to examine in confidence during normal business hours the relevant Amgen records in order to determine and/or verify the amount of Royalty payments due hereunder. The Holdings independent auditor will prepare a report confirming or challenging the Royalties paid by Amgen for any of the





                                       24
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 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


preceding three (3) annual periods (except any period which has previously been subject to audit thereunder). In the event there was an under-payment by Amgen hereunder, Amgen shall promptly make payment to Holdings of any short-fall. In the event that there was an over-payment by Amgen hereunder, Amgen shall credit the excess amount against future payments. In the event any payment by Amgen shall prove to have been incorrect by more than (7%) to Holdings' detriment, Amgen will pay the fees and costs of Holdings' independent auditor.

         (f) Record Retention. Amgen shall keep complete and accurate records in sufficient detail to permit Holdings to confirm the accuracy of calculations of all payments hereunder. Such records shall be retained by Amgen for no less than a seven (7) year period following the year in which any such payments were made hereunder.

         (g) Survival. Subsections (e) and (f) of this Section 9.10 shall survive any termination of this Agreement for the period set forth therein.


                                  ARTICLE TEN
                        CONFIDENTIALITY, PUBLICATION AND
                              PUBLIC ANNOUNCEMENTS

10.1     CONFIDENTIAL INFORMATION.

         (a) Joint Confidential Information. Data and information arising out of the Research Program and Guilford's Co-Development of the Co-Development Indication will be Joint Confidential Information. Each Party will keep Joint Confidential Information confidential and use and disclose such information only in accordance with Section 10.6.

         (b) Amgen Confidential Information. Data and information arising out of the research, pre-clinical and clinical Development and Commercialization of Licensed Products by Amgen that is not Joint Confidential Information will be Amgen Confidential Information.

         (c) Ownership Upon Termination. Notwithstanding the foregoing, to the extent Amgen shall have transferred any pre-clinical and/or clinical data to Guilford in connection with a termination of this Agreement by Amgen as specifically provided in Sections 12.3 or 12.5 (b) below, (i) all raw in vivo, in vitro and clinical data included in the transferred data will be Guilford Confidential Information, (ii) all forms, methodologies and information used in the preparation of such data which are proprietary to Amgen will be Amgen Confidential Information (provided Amgen will grant to Guilford the right to use such information but only to the extent necessary to allow Guilford to use the transferred data) and (iii) and all other data and information will be Joint Confidential Information hereunder.

10.2 SEC FILINGS. The Parties understand that the financial terms of this Agreement will be of material importance to Guilford and of substantial interest to Guilford's shareholders and the investment community and that this Agreement will be filed with the SEC in connection with Guilford's SEC filings. The Parties will consult with one another on the terms of this Agreement to be redacted in SEC filings. Guilford agrees to seek confidential treatment in its SEC filings for the Royalty rates set forth in Article Nine and Amgen agrees that the signing fee, equity investment, Research Program Funding, total Milestone Payments, CNS indications and schedule of Category One and Category Two Milestone Payments will be disclosed.





                                       25
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 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.



10.3 PUBLICATIONS. No Party will publish the structure of any Licensed Product prior to publication of the structure in a patent application.
Guilford will submit to Amgen for review and approval all proposed academic, scientific and medical publications relating to Licensed Products and/or Collaboration Technology no less than thirty (30) days prior to submission for publication. Amgen will use best efforts to provide to Guilford copies of all Amgen academic, scientific and medical publications relating to Licensed Products and/or Collaboration Technology prior to publication. Amgen and Guilford will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to Licensed Products and/or Collaboration Technology.

10.4     PUBLIC ANNOUNCEMENTS.

         (a) Coordination. The Parties agree on the importance of coordinating their public announcements respecting this Agreement and the subject matter thereof (other than academic, scientific or medical publications which are subject to the publication provision set forth above). Guilford and Amgen will, from time to time, and at the request of the other Party discuss and agree on the general information content relating to this Agreement, Collaboration Technology and Licensed Products which may be publicly disclosed.

         (b) Guilford Announcements. Neither Guilford nor Holdings will make any public announcement (whether required by law or otherwise) regarding this Agreement, Collaboration Technology or Licensed Products (other than academic, scientific or medical publications which are subject to the publication provision set forth above) without giving Amgen the opportunity to review and comment prior to release unless Guilford shall deliver to Amgen a written opinion of outside counsel reasonably acceptable to Amgen that the specific disclosure is required by law and that time did not permit Amgen's review and Guilford indemnifies Amgen against any costs, expenses, damages or liabilities arising out of any material omission or false or misleading statements therein.

         (c) Use of Names. In no event will any Party use the name of any other Party in any press release or public announcement without the prior approval of the named Party.

10.5 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for five (5) years thereafter, each Party (the "Receiving Party"), receiving hereunder any Confidential Information of any other Party or Parties (the "Disclosing Party(ies)"), shall keep such information confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement except, to the extent that it can be established:

         (a) by the Receiving Party that the Confidential Information was already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party and such Receiving Party has documentary evidence to that effect;

         (b) by the Receiving Party that the Confidential Information was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

         (c) by the Receiving Party that the Confidential Information became generally





                                       26
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                             Exchange Commission.


available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of a party in breach of this confidentiality obligation; or

         (d) by the Receiving Party that the Confidential Information was disclosed to that Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.





                                       27
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 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


10.6     AUTHORIZED DISCLOSURE.

                 Each Party. Each Party may disclose Confidential Information belonging to another Party or Parties to the extent such disclosure is reasonably necessary:

                 (i)  filing or prosecuting patent applications,

                 (ii)  prosecuting or defending litigation, and

                 (iii) complying with applicable governmental laws and regulations.

         (b) Amgen. In addition pursuant to Section 10.6(a) above, Amgen shall have the right to disclose (i) Guilford Confidential Information in Developing and Commercializing Licensed Products under terms of confidentiality consistent with those contained in this Agreement and (ii) Joint Confidential Information in Developing and Commercializing Licensed Products as deemed necessary by Amgen.

         (c) Guilford. Guilford, with Amgen's prior approval, shall have the right to disclose Amgen Confidential Information and Joint Confidential Information in connection with Guilford's Co-Development of the Co-Development Indication and in Guilford's Co-Promotion of the Co-Promotion Indication in accordance with the terms and conditions set forth in this Agreement.


                                 ARTICLE ELEVEN
                                INDEMNIFICATION

11.1 INDEMNIFICATION BY AMGEN. Amgen will indemnify Guilford and Holdings and hold Guilford and Holdings harmless from all liability, loss, damage and cost arising out of (i) any claims of any nature (other than claims by Third Parties relating to patent infringement) arising out of the research, development, marketing and/or sale of Licensed Products by, on behalf of or under authority of, Amgen and/or (ii) any Amgen representation or warranty set forth herein being untrue in any material respect when made.

11.2 INDEMNIFICATION BY GUILFORD AND HOLDINGS. Guilford and Holdings will indemnify Amgen and hold Amgen harmless from all liability, loss, damage and cost arising out of (i) any claims of any nature (other than claims by Third Parties relating to patent infringement) arising out of the research, development or promotion of Licensed Products by, on behalf of or under authority of, Guilford and/or Holdings and/or (ii) any Guilford and/or Holdings representation or warranty set forth herein having been untrue in any material respect when made.

11.3 PROCEDURE. Each Party will notify the others in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) shall be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article Eleven, such Party (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the





                                       28
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 * Confidential Portions Omitted and Supplied Separately to the Securities and
                             Exchange Commission.


Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

11.4 INSURANCE. During the term of this Agreement, each Party will each maintain, through self insurance or commercially placed insurance, coverage for the indemnification obligations set forth herein.


                                 ARTICLE TWELVE
                              TERM AND TERMINATION

12.1 TERM. This Agreement will continue in full force and effect until the last to expire of the Patents Rights included in Collaboration Technology.

12.2 TERMINATION OF RESEARCH PROGRAM. In the event that at the end of the second year of the Research Program, no Neuroimmunophilin Compound has been identified which, in Amgen's sole opinion, is an IND candidate or likely to lead to an IND candidate, Amgen shall have the option to terminate the Research Program upon thirty (30) days prior written notice to Guilford. Upon such termination, Amgen will have no further funding obligation for the Research Program.

12.3 TERMINATION OF LICENSED PRODUCT DEVELOPMENT AND COMMERCIALIZATION. Subject to satisfaction of Amgen's minimum Research Program Funding commitment (i.e., two (2) years of Research Program Funding), in the event that Amgen shall elect at any time to discontinue all activities relating to the Development and Commercialization of Licensed Products or shall elect to discontinue use of Commercially Reasonable Efforts in the Development and Commercialization of Licensed Products, Amgen shall provide written notice to Guilford and Holdings setting forth Amgen's election and upon Guilford and Holdings receipt of such notice this Agreement will terminate. In the event this Agreement shall be terminated pursuant to this Section 12.3:

         (a) Amgen shall be deemed to have met all of its obligations to use Commercially Reasonable Efforts under the terms of this Agreement;

         (b) Amgen will transfer to Guilford and Holdings all material pre-clinical and clinical data on Licensed Products reasonably available to Amgen on the date of termination; and

         (c) Amgen will grant to Guilford and Holdings a non-exclusive, royalty-free,





                                       29
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                             Exchange Commission.


worldwide license to the Amgen Guilford-Derived Technology which relates primarily and specifically to Neuroimmunophilin Compounds to make, have made, use, sell and import Neuroimmunophilin Compounds in the Field of Use.

12.4 TERMINATION OF LICENSES. Amgen shall have the right to terminate any of its licenses to the Collaboration Technology, in whole or in part, upon sixty (60) days prior written notice to Guilford and Holdings.

12.5     DEFAULT.

         (a) Amgen. Upon the Default by Amgen under this Agreement, Guilford shall notify Amgen of such Default and require that Amgen cure such Default within sixty (60) days. In the event Amgen shall not have cured the Default at the end of the sixty (60) day grace period:

                 (i) Guilford may terminate this Agreement and all licenses to the Collaboration Technology granted by Guilford and Holdings to Amgen herein will revert to Guilford and Holdings;

                 (ii) Amgen will satisfy its minimum Research Funding commitment hereunder (i.e., two (2) years);

                 (iii) Amgen will transfer to Guilford all material pre-clinical and clinical data on Licensed Products reasonably available to Amgen on the date termination; and

                 (iv) Amgen will grant to Guilford and Holdings a non-exclusive, royalty-free, worldwide license to the Amgen Guilford-Derived Technology which relates primarily and specifically to Neuroimmunophilin Compounds to make, have made, use, sell and import Neuroimmunophilin Compounds in the Field of Use.

         (b) Guilford and Holdings. Upon the Default by Guilford and/or Holdings under this Agreement, Amgen shall notify Guilford and/or Holdings of such Default and require that Guilford and/or Holdings, as the case may be, cure such Default within sixty (60) days. In the event Guilford and/or Holdings shall not have cured the Default at the end of the sixty (60) day grace period Amgen may elect to do one or more of the following:

                 (i)  terminate the Research Program;

                 (ii) terminate the sublicense to the Collaboration Technology granted by Amgen to Guilford and Holdings hereunder;

                 (iii) terminate Guilford's option to Co-Develop the Co-Development Indication or, in the event the option has been exercised, the Contract Research Agreement;

                 (iv) terminate Guilford's option to Co-Promote the Co-Promotion Indication or, in the event the option has been exercised, the right to conduct Co-Promotion activities; and

                 (v) deduct from Royalties and Milestones payable to Holdings any costs, liabilities, damages, claims or expenses incurred by Amgen which result directly from Guilford's and/or Holdings' Default, including any Third Party liabilities.





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12.6     BANKRUPTCY.  Amgen may, in addition to any other remedies available to it by law or in equity, exercise the rights set forth below by written notice to Guilford and/or Holdings, as the case may be (the "Insolvent Party"), in the event the Insolvent Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the Insolvent Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the Insolvent Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the Insolvent Party, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged.

         (a) Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Guilford and Holdings are, and shall otherwise be deemed to be, for purposes of Section 365 (n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Guilford or Holdings under the U.S. Bankruptcy Code, Amgen shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in the their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceeding elects to continue to perform all of their obligations under this Agreement or
(ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by Amgen.

         (b) Guilford. In the event Guilford or Holdings shall be an Insolvent Party, Amgen:

                 (i)  may terminate the Research Program;

                 (ii) may terminate Guilford's option to Co-Develop the Co-Development Indication or, in the event the option has been exercised, the Contract Research Agreement;

                 (iii) may terminate Guilford's option to Co-Promote the Co-Promotion Indication or, in the event the option has been exercised, the right to conduct Co-Promotion activities; and

                 (iv) shall retain all licenses to Collaboration Technology granted by Guilford and Holdings to Amgen herein, subject to the payment to Holdings of the Milestones and Royalties set forth above.

12.7 ACQUISITION. Upon the Acquisition of Guilford and/or Holdings by a Third Party, Guilford shall promptly notify Amgen in writing of such Acquisition and Amgen shall have the right within one hundred and twenty (120) days following such Acquisition to:

         (a)  terminate the Research Program;





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         (b)  terminate Guilford's option to Co-Develop or the Contract
Research Agreement;

         (c) terminate Guilford's option to Co-Promote and/or right to conduct Co-Promotion activities; and

         (d) retain all licenses to Collaboration Technology granted by Guilford and Holdings to Amgen herein, subject to the payment to Holdings of the Milestones and Royalties set forth above.

         Notwithstanding the foregoing in this Section 12.7, the sale or other transfer of all of the shares or all or substantially all of the assets of Holdings to another direct or indirect wholly-owned subsidiary of Guilford shall not constitute an Acquisition for the purposes of this Section 12.7.

12.8 DAMAGES. No Party will be liable for consequential damages incurred by any other Party arising out of any Default under this Agreement.

                                ARTICLE THIRTEEN
                             INTELLECTUAL PROPERTY

13.1 PATENT PROSECUTION. Amgen, at its expense, shall be responsible for worldwide preparation, filing, prosecution, maintenance and defense of patent applications and patents claiming generically or specifically inventions included in Guilford Technology ("Guilford Inventions"), Joint Technology ("Joint Inventions") and Amgen Guilford-Derived Technology ("Amgen Inventions"). In the event Amgen elects not to prepare, file, prosecute, maintain or defend any Guilford Inventions or Joint Inventions, Amgen shall give Guilford and Holdings sufficient notice to afford Guilford the opportunity to do so at Guilford's cost, in which event, Guilford and Holdings will own any patents issuing thereon.

13.2 ENFORCEMENT OF PATENT RIGHTS. Amgen shall have the right but not the obligation, in its own name, to enforce Patent Rights included within the Collaboration Technology against any Third Party suspected of infringing a claim of a Patent Right included in Collaboration Technology. Amgen shall have exclusive control over the conduct of any such proceedings, including the right to settle or compromise such proceedings consistent with Amgen's licenses under Collaboration Technology. The expense of any proceeding Amgen initiates, including lawyers' fees and costs, shall be borne by Amgen. Guilford and Holdings agree to cooperate fully with Amgen in such action upon request by Amgen. Any award or recovery paid to Amgen by a Third Party as a result of such patent infringement proceedings (whether by way of settlement or otherwise) shall first be applied toward reimbursement of legal fees, costs and expenses incurred by the Parties. From the remainder, if any, Amgen shall pay to Holdings an amount equal to the applicable Royalty rate as applied to the remainder as though such remainder were Net Sales of Licensed Products in the year in which the award or recovery is received.

13.3 INFRINGEMENT DEFENSE. Amgen shall have the right, but not the obligation, to defend and control any suit against any of Amgen, Amgen's Affiliates or sublicensees, Guilford and/or Guilford's Affiliates alleging infringement of any patent or other intellectual property right of a Third Party arising out of the manufacture, use, sale, offer to sell or importation of a Licensed Product by Amgen, Amgen's Affiliates or sublicensees. In the event such suit or action is brought by [*]Amgen and Guilford will





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each bear fifty percent (50%) of all costs and expenses, including lawyers'
fees and costs, associated with such suit. Amgen will provide Guilford with quarterly reports setting forth Guilford's portion of such fees and costs and Guilford will make payment of such amounts to Amgen within thirty (30) days following receipt of Amgen's report. In the event such suit is brought by or on behalf of any other Third Party, Amgen shall be responsible for the costs and expenses, including lawyer's fees and costs, associated with any suit or action. In either case, promptly following the filing of any such suit or action, Amgen and Guilford will agree on the appropriate amount of cash reserve for Guilford to maintain against possible settlement or damages payments arising out of such suit or action. In no event will the Guilford cash reserve, at any time, be less than fifty percent (50%) of the amount of any settlement to a Third Party litigant proposed by Amgen of which Amgen notifies Guilford in writing. In the event the patent claim of any Third Party is held in a final and unappealable order of a court to be valid and infringed, or if Amgen enters into a settlement of such proceedings, Amgen shall pay the full amount of any damages and/or settlement amounts due to such Third Party and Guilford shall promptly reimburse Amgen for fifty percent (50%) of such amounts.

13.4 COOPERATION AMONG THE PARTIES. The Parties agree to cooperate with each other in the preparation, filing, prosecuting, maintenance, defense and enforcement of Patent Rights included in Collaboration Technology. In any action taken in the prosecution of, or in the defense of an action by a Third Party related to patent invalidity or non-patentability of any patent application or patent claiming Collaboration Technology, neither party shall admit the invalidity or non-patentability of any Patent Right or take any other action that may diminish Patent Rights within Collaboration Technology without the other party's prior written consent. Amgen agrees to provide Guilford and Holdings with sufficient time to review, comment and consult on all patent applications and patents and all correspondence to and from the various patent offices, including, but not limited to, proposed responses, interferences and oppositions, claiming Guilford Inventions, Joint Inventions or Amgen Inventions. The Parties agree to cooperate with each other and to use best efforts to ensure the cooperation of any of their respective personnel and licensee(s) or licensor(s) as might reasonably be requested in any such matters, and shall sign any necessary legal papers and provide the prosecuting party with data or other information in support thereof. The Parties will confer on what action to take with respect to the defense of infringement proceedings naming both Amgen and Guilford or in proceedings to enforce patents claiming Collaboration Technology against a Third Party. If the Parties cannot agree on the course of action to be taken in the filing, prosecution, maintenance, or enforcement of any patent application or patent within Collaboration Technology or in the defense of any Third Party infringement action, Amgen's decisions shall control.


                                ARTICLE FOURTEEN
                               DISPUTE RESOLUTION

14.1     GENERAL.  The Parties desire to establish the procedures in this
Article 14 to facilitate the resolution of any dispute pertaining to the rights and obligations of the Parties under this Agreement in an expedient and commercially reasonable manner by mutual cooperation and without resort to litigation. Except as otherwise provided in this Agreement or agreed by the Parties in writing, all disputes under this Agreement will be resolved as set forth in this Article 14.

14.2 DISPUTES. If the Parties are unable to resolve a dispute among them informally, Amgen, on the one hand, and Guilford and Holdings, on the other hand, by written notice to the other, may have such dispute referred to their respective executive officers





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designated below or their  successors, for attempted resolution by good faith negotiations:

         FOR AMGEN:                     Chief Executive Officer of Amgen

         FOR GUILFORD AND HOLDINGS:          Chief Executive Officer of Guilford

         (a) Any such dispute shall be submitted to the above-designated executive officers no later than thirty (30) days following such request by either Amgen or Guilford and Holdings. In the event the designated executive officers are not able to resolve any such dispute within sixty (60) days after submission of the dispute to such executive officers, Amgen or Guilford, as the case may be, may by written notice to the other commence the Arbitration process set forth in Section 14.3 below.

         (b) All negotiations pursuant to this Section 14.2 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration or litigation.

14.3 ARBITRATION. If a dispute has not been resolved by negotiation as provided in Section 14.2 above, then, except as otherwise provided in this
Section 14.3, the Dispute shall be determined by arbitration in Denver, Colorado in accordance with the Commercial Arbitration Rules of the AAA and, if applicable, its Supplementary Procedures for Large, Complex Disputes or Patent Arbitration Rules, in effect on the Signing Date, by three (3) arbitrators each of whom (i) has the qualifications and experience set forth in subsection (a) of this Section 14.3 and (ii) is selected as provided in subsection (b) of this
Section 14.3. Any issue as to whether or the extent to which the dispute is subject to the arbitration and other dispute resolution provisions contained in this Agreement, including, but not limited to, issues relating to the validity or enforceability of these arbitration provisions, the applicability of any statute of limitations or other defense relating to the timeliness of the assertion of any claim or any other matter relating to the arbitrability of such claim, shall be decided by the arbitrators; provided, however, that any person or entity who or which has not agreed to be bound by the provisions of this Agreement or these arbitration provisions shall not be bound by any arbitration award rendered by the arbitrators unless such person or entity participates in the arbitration proceeding and does not object to being bound by such award at or prior to the commencement of the arbitration hearing. The arbitrators shall base their award on the terms of this Agreement, and they shall endeavor to follow the law and judicial precedents which a U.S.
District Judge sitting in the District of Delaware would apply in the event the dispute were litigated in such court; provided, however, that nothing contained herein shall be deemed to enlarge the grounds for vacating arbitral awards even if, despite such endeavors, the arbitrators fail to correctly follow applicable law. The arbitrators shall render their award in writing and, unless all Parties agree otherwise, shall include an explanation in reasonable detail of the reasons for their award. The arbitration shall be governed by the substantive laws of the State of Delaware and applicable to contracts made and to be performed therein, without regard to conflicts of law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Parties expressly waive any putative right they may otherwise have to seek an award of punitive damages arising out of any dispute hereunder.

         (a) Qualifications. Each person named on any lists of potential arbitrators shall be either (i) a neutral and impartial lawyer with excellent academic and professional credentials (x) who is or has been practicing law at least fifteen (15) years, specializing in





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either general commercial litigation or general corporate and commercial matters, with experience in the field of the pharmaceutical/biotechnology industry and (y) who has had both training and experience as an arbitrator and is generally available to serve as an arbitrator, or (ii) an impartial and neutral retired U.S. federal court judge or an impartial and neutral retired judge from the highest state court who (x) served as a judge for at least ten
(10) years and (y) has had both training and experience as an arbitrator and is generally available to serve as an arbitrator.

         (b) Selection. Each arbitrator shall be selected as provided in this Section 14.3 and otherwise in accordance with the AAA's Commercial Arbitration Rules in effect on the Signing Date.

14.4 EXPENSES. All expenses and fees of the arbitrators and expenses for hearing facilities and other expenses of the arbitration shall be borne equally by Amgen, on the one hand, and Guilford and Holdings, on the other hand, unless the Parties agree otherwise or unless the arbitrators in the award assess such expenses against one of the Parties or allocate such expenses other than equally between Amgen, on the one hand, and Guilford and Holdings, on the other hand. Each of the Parties shall bear its own counsel fees and the expenses of its witnesses except (i) to the extent otherwise provided in this Agreement or by applicable law or (ii) to the extent the arbitrators in their discretion determine for any reason to allocate such fees and expenses among the Parties in a different manner. Any attorney or retired judge who serves as an arbitrator shall be compensated at a rate equal to his or her current regular hourly billing rate unless otherwise mutually agreed upon by the Parties and the arbitrator.

14.5 CERTAIN TERMS. For purposes of this Article 14, the term "impartial" shall mean any person who is not nor has been within the previous five (5) years an employee or paid consultant of a Party, and does not have any other extended familial, close social, material ownership or other relationship to a Party.

14.6 ARBITRATION CONFIDENTIALITY. All aspects of an arbitration conducted pursuant to this Agreement shall be and remain confidential and all participants shall be bound by judicially enforceable obligations of strict confidentiality except to the extent (i) required by law, including, without limitation, securities laws, but subject to Section 10.4 above, or (ii) the Parties agree in writing to waive in whole or part such confidentiality.

14.7 SURVIVAL. Any duty to arbitrate under this Agreement shall survive and remain in effect and enforceable after termination of this Agreement for any reason.

14.8 JURISDICTION. For the purposes of this Article 14, the Parties acknowledge their diversity (Guilford having its principal place of business in Maryland, Holdings domiciled in Delaware and Amgen having its principal place of business in California) and agree to accept the jurisdiction of the Federal District Court in Denver, Colorado or the Colorado state courts of general jurisdiction in Denver, Colorado for purposes of enforcing any arbitral award hereunder.


                                ARTICLE FIFTEEN
                                 MISCELLANEOUS

15.1 ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other Parties, except for assignment by operation of law in connection with a merger of a Party with or into another Person provided that such Party is the surviving and controlling entity or the sale





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of all of the shares or all or substantially of the assets of Holdings to another direct or indirect wholly-owned subsidiary of Guilford. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this
Section 15.1 shall be void.

15.2 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

15.3 FORCE MAJEURE. No Party shall be liable to any other Party for loss or damages or shall have any right to terminate this Agreement for any default or delay attributable to any Force Majeure, if the Party affected shall give prompt notice of any such cause to the other Parties. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled, provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause.

15.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

         All correspondence to Amgen shall be addressed as follows:

         Amgen Center
         1840 DeHavilland Drive
         Thousand Oaks, California  91320-1789
         Attn: Vice President Product Licensing
         cc: Corporate Secretary


         All correspondence to Guilford shall be addressed as follows:

         Guilford Pharmaceuticals Inc.
         6611 Tributary Street
         Baltimore, Maryland  21224
         Attn: Corporate Secretary

         All correspondence to Holdings shall be addressed as follows:

         GPI NIL Holdings, Inc.
         222 Delaware Avenue, 10th Floor
         Wilmington, Delaware  19899
         Attn:  Daniel P. McCollom
           Corporate Secretary

15.5 AMENDMENT. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.





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15.6     WAIVER.  No provision of the Agreement shall be waived by any act, omission or knowledge of any Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

15.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

15.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

15.9 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware (without regard to conflict of law principles) and the Parties hereby submit to the exclusive jurisdiction of the Colorado courts, both state and federal, located in Denver, Colorado.

15.10 SEVERABILITY. In the event that any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause of portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by applicable law unless doing so would have the effect of materially altering the right and obligations of the Parties in which event this Agreement shall terminate and all the rights and obligations granted to the Parties hereunder shall cease and be of no further force and effect.

15.11 ENTIRE AGREEMENT OF THE PARTIES. This Agreement and the other Definitive Agreements constitute and contain the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, among the Parties, including, without limitation, the Binding Term Sheet (which shall be deemed null and void and of no further force and effect), respecting the subject matter hereof and thereof.

15.12 INDEPENDENT CONTRACTORS. The relationship between Amgen, Guilford and Holdings created by this Agreement is one of independent contractors and no Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

15.13 NO TRADEMARK RIGHTS. Expect as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the name "Guilford Pharmaceuticals," "GPI NIL Holdings," "Amgen," or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of this Agreement.

15.14 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Unless explicitly provided otherwise in this Agreement, termination, relinquishment or expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit to any Party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall





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not relieve any Party from obligations which are expressly indicated to survive termination or expiration of the Agreement.





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         IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement on the Signing Date to be effective as of the Effective Date.


AMGEN INC.




By /s/ Gordon M. Binder
   --- ------ -- ------
Name:   Gordon M. Binder
Title:  Chief Executive Officer



GUILFORD PHARMACEUTICALS INC.




By  /s/ Craig R. Smith, M.D.
    --- ----- -- ------ ----
Name:   Craig R. Smith, M.D.
Title:  President and Chief Executive Officer



GPI NIL HOLDINGS, INC.




By /s/ Daniel P. McCollom
   --- ------ -- --------
Name:   Daniel P. McCollom
Title:  Vice President





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                                 SCHEDULE 2(a)

[*]





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                             Exchange Commission.


                                 SCHEDULE 2(e)


[*]





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                             Exchange Commission.


                                   EXHIBIT A
                             GUILFORD PATENT RIGHTS

[*]



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                             Exchange Commission.




                                   EXHIBIT B



[*]





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                             Exchange Commission.


                                   EXHIBIT C

            FORM OF GUILFORD NON-DISCLOSURE AND INVENTION AGREEMENT


[Filed as Exhibit 10.01 to the Registration Statement on Form S-1 of Guilford Pharmaceuticals Inc. (SEC File No. 33-76938), declared effective June 16, 1994]





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                                   EXHIBIT D

                      FORM OF CONTRACT RESEARCH AGREEMENT

[*]





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                             Exchange Commission.


                                   EXHIBIT E


                                      [*]